CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and to the incorporation by reference of our report dated May 21, 2019 on the financial statements and financial highlights of Touchstone Strategic Trust (comprising, respectively, Touchstone Flexible Income Fund, Touchstone Focused Fund, Touchstone Global ESG Fund (formerly known as Touchstone Sustainability and Impact Fund), Touchstone Growth Opportunities Fund, Touchstone Mid Cap Growth Fund, and Touchstone Sands Capital Emerging Markets Growth Fund), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2019, in Post-Effective Amendment Number 200 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 002-80859), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
July 25, 2019